Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 12, 2012 and March 3, 2011 with respect to the consolidated financial statements of New York Mortgage Trust, Inc. included in the Annual Report on Form 10-K of JMP Group, Inc. for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in JMP Group Inc.’s Registration Statements on Form S-3 (File No. 333-161538, effective August 25, 2009) and Form S-8 (File No. 333-142956, effective May 15, 2007).

/s/ Grant Thornton LLP

New York, New York

March 12, 2012